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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


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                        DATE OF REPORT: NOVEMBER 2, 1998

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                         AMERICAN EAGLE OUTFITTERS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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    Delaware                    0-23760                      25-1724320
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(STATE OR OTHER           (COMMISSION FILE NO.)         (IRS EMPLOYER
JURISDICTION OF                                         IDENTIFICATION NUMBER)
INCORPORATION OR
ORGANIZATION)

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                              150 Thorn Hill Drive
                       Warrendale, Pennsylvania 15086-7528
                                  (724)776-4857
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

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                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.  OTHER EVENTS

         Effective November 2, 1998, the Registrant has changed its state of incorporation from Ohio to Delaware. This change in its state of incorporation was approved by the holders of a majority of Registrant's outstanding shares of Common Stock at a special meeting of shareholders on October 22, 1998. 14,655,189 shares were voted in favor of changing the state of incorporation, 3,941,434 shares voted against the reincorporation, and 14,538 shares abstained.

         Upon reincorporation in the State of Delaware, the Registrant merged into and is continuing its business as a Delaware corporation. The Reincorporation will not result in any change in the Registrant's name, business, assets or liabilities, will not cause Registrant's corporate headquarters or other facilities to be moved and will not result in any relocation of management or other employees.

         Shareholders will not be required to undertake a mandatory exchange of the Registrant's shares. Certificates for Registrant's shares will automatically represent an equal number of shares in the Delaware company upon completion of the merger.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (c)  EXHIBITS

         2 Agreement and Plan of Merger between American Eagle Outfitters, Inc. and American Eagle Delaware, Inc., dated as of September 21, 1998.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           AMERICAN EAGLE OUTFITTERS, INC.


Date:  November 6, 1998                    By:/s/ William P. Tait
                                              ---------------------------------
                                              William P. Tait, Vice President,
                                              Secretary and Treasurer


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                                  EXHIBIT INDEX


Exhibit No.                         Description

     2 Agreement and Plan of Merger among American Eagle Outfitters, Inc. and American Eagle Delaware, Inc. (Reference is made to Appendix A to the Registrant's Proxy Statement for the Special Meeting of the Shareholders filed with the Securities and Exchange Commission on September 28, 1998.)


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